EXHIBIT 3.1.1


                             Articles of Incorporation
                                        For
                               DVD America Corporation        Filed # C9750-2002
                                                                 APR 19 2002

                                (Pursuant to NRS 78)           IN THE OFFICE OF
                                                               /s/ Dean Heller
                                                          DEAN HELLER, SECRETARY
                                  State of Nevada                OF STATE
                                 Secretary of State

1.   NAME OF CORPORATION: DVD America Corporation

2. RESIDENT AGENT: The name and street address in Nevada of the Resident Agent for this Corporation where process may be served is:

       National Registered Agents, Inc. of NV
       1100 East William Street, Suite 207
       Carson City, Nevada 89701

3. SHARES: The corporation is authorized to issue 50,000 shares of common stock, all of one class, at 0,01 par value per share.

4. GOVERNING BOARD: The governing board shall be styled as Directors. The First Board of Directors shall consist of 1 Member(s) whose name and address Information is as follows:

        Name                               Address
        ----                               -------
        Alan Schram                        15303 Ventura Boulevard Suite 1510
                                           Sherman Oaks, California
                                           91403

5. PURPOSE: The purpose of the corporation shall be to engage in any and all lawful business.

6. SIGNATURES OF INCORPORATOR(S): The name and address information of the incorporator signing the Articles of Incorporation is as follows:

            /s/ Nellie Akalp
       --------------------------
       Nellie Akalp, Incorporator
       30141 Agoura Rd., Suite 205
       Agoura Hills, California 91301

7. Certificate of Acceptance of Appointment of Resident Agent: I, National Registered Agents, Inc. of NV, hereby accept appointment as Resident Agent for the above-named corporation.

/s/ Nellie Akalp, Asst. Sec.                              4-3-02
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Nellie R. Akalp, Asst. Sec.                              Date
On behalf of National Registered Agents, Inc. of NV